Exhibit 8.2

Attorneys at Law 600 Quarrier Street, Charleston, WV 25301 P.O. Box 1386, Charleston, WV 25325-1386 304.347.1100 T (304) 347-1100 F (304) 343-3058
101 South Queen Street
Martinsburg, WV 25401
125 Granville Square, Suite 400
Morgantown, WV 26501
501 Avery Street
Parkersburg, WV 26101
1217 Chapline Street
Wheeling, WV 26003
Southpointe Town Cente
1800 Main Street, Suite 200
Canonsburg, PA 15317
480 West Jubal Early Drive, Suite 130 Winchester, VA 22601
www.bowlesrice.com

October 12, 2023
H. Charles Maddy, III
Vice Chairman, President and Chief Executive Officer
Summit Financial Group, Inc.
300 North Main Street
Moorefield, West Virginia 26836
Dear Mr. Maddy:
We have acted as counsel to Summit Financial Group, Inc., a West Virginia corporation (“Summit”), in connection with the proposed merger (the “Merger”) of Summit with and into Burke & Herbert Financial Services Corp., a Virginia corporation (“Burke & Herbert”), pursuant to the Agreement and Plan of Reorganization executed by Summit and Burke & Herbert dated as of August 24, 2023 (the “Merger Agreement”).
At your request, and in connection with the filing of Burke & Herbert’s Registration Statement on Form S-4, including any prospectus and proxy statement contained therein, and any exhibits attached thereto, initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, on October 2, 2023, as amended or supplemented (the “Registration Statement”), we are rendering our opinions concerning material United States federal income tax matters.
All capitalized terms that are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.
REPRESENTATIONS
With your permission, we have relied upon statements and representations set forth in the Merger Agreement, in the Registration Statement, and in letters of each of Summit and Burke & Herbert addressed to this firm and Troutman Pepper Hamilton Sanders LLP, counsel to Burke & Herbert, dated of even date herewith, concerning the Merger (collectively, the “Tax Certificates”). The relevant facts concerning the Merger are set forth in the Merger Agreement and the Registration Statement. The facts and the description of the Merger set forth in the Merger Agreement and the Registration Statement are incorporated herein by this reference.

H. Charles Maddy, III Summit Financial Group, Inc. October 12, 2023 Page 2
ASSUMPTIONS
In rendering the opinions set forth below, we have assumed, with your permission, that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time (other than the information provided in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER”), (iii) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (iv) none of the documents that have been executed will be amended, and any documents that have been presented to us but that will be executed at a later date, will be executed without any material changes, (v) the statements and representations of fact (which statements and representations of fact we have neither investigated nor verified) contained in the Tax Certificates are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to the Effective Time, and (vi) any statements and representations made in the Tax Certificates “to the knowledge of,” or similarly qualified, are and will be true, complete and correct without such qualification. If any of the above-described assumptions are untrue for any reason, or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected.
We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement and (iii) such corporate records, agreements, documents and other instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
In rendering our opinion, we have considered the applicable provisions of (i) the Internal Revenue Code of 1986, as amended and as in effect on the date hereof (the “Code”), and our interpretations of the Code, (ii) the applicable Treasury Regulations promulgated under the Code and as currently in effect (the “Regulations”), (iii) current administrative interpretations by the Internal Revenue Service of the Code and the Regulations as they apply to reorganizations, and (iv) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

H. Charles Maddy, III Summit Financial Group, Inc. October 12, 2023 Page 3
OPINION
Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth in the section of the Registration Statement, the discussion in the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER,” constitutes our opinion under current law of the material United States federal income tax consequences of the Merger in all material respects.
We express no opinion on any issue relating to the tax consequences of the Merger other than the opinion set forth above. It should be noted that the opinion expressed in this letter are based upon statutory, judicial and administrative authority as of the date of this opinion. There can be no assurance that such authority will not be changed in the future, or that such changes will not be made retroactively applicable to the transactions considered herein. Moreover, the above-stated opinions are based upon the facts as we understand them and upon the representations provided to us. If the facts turn out to be different in any material respect from the facts or representations stated herein, or if the laws or regulations applicable to the proposed transactions are changed or reinterpreted by competent tribunals, the opinions expressed in this letter may become inapplicable. We assume no responsibility to inform the addressee hereof of any such change or difference that may occur or come to our attention.
Our opinion is a limited scope opinion that addresses only the issues described above. Additional issues may exist that affect the federal income tax treatment of the Merger or the parties to the Merger that are not addressed by this limited scope opinion and this opinion cannot be relied on for the purpose of avoiding tax penalties with regard to any such federal income tax issue that is not addressed herein.
This opinion letter is issued to Summit solely for the benefit of Summit and its shareholders in connection with the Merger. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be true or correct.
Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, of the Merger or any transaction related thereto or contemplated thereby.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not

H. Charles Maddy, III Summit Financial Group, Inc. October 12, 2023 Page 4
thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Bowles Rice LLP

Bowles Rice LLP